EXHIBIT 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements of Phoenix Technologies Ltd. (Form S-8 File Numbers 333-97851, 333-88324, 333-74532, 333-53892, 33-42948, 33-38770, 33-58027, 33-67858, 33-30939, 33-44211, 33-81984, 333-37063, 333-20447, 333-56103, 333-103877, and 333-65291; Form S-3 File Number 333-77020 and 333-16309) of our report dated October 21, 2003, with respect to the consolidated financial statements and schedule of Phoenix Technologies Ltd. included in the Annual Report (Form 10-K) for the year ended September 30, 2003.

San Jose, California

January 6, 2004